Exhibit 99.1

CoStar Group Second Quarter 2022 Net New Bookings Grew 66% and Net Income Increased 37% Year-over-Year

WASHINGTON – July 26, 2022 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended June 30, 2022, was $536 million, an increase of 12% over revenue of $480 million for the second quarter of 2021.

Net income for the second quarter of 2022 was $83 million, an increase of 37% compared to net income of $61 million for the second quarter of 2021. EBITDA for the second quarter of 2022 was $140 million, an increase of 5% compared to EBITDA of $133 million for the second quarter of 2021.

“We delivered outstanding results in the second quarter of 2022,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “With net new bookings of $84 million we easily surpassed the record sales results we set in the first quarter of this year. Our top three products, CoStar, Apartments.com and LoopNet, all achieved high double-digit sales increases over the second quarter of 2021. In addition, both revenue and profit in the second quarter of 2022 were ahead of forecast and we are raising our guidance for the year.”

“I am particularly encouraged by the strong sales growth in Apartments.com and LoopNet", continued Florance. "Net new bookings increased over 130% in Apartments.com and over 40% for LoopNet on a year-over-year basis. It is increasingly clear that Multifamily market conditions continue to be more favorable, and our work to build a dedicated LoopNet sales team is paying off. We are also making strong progress on our residential growth initiatives with the on-time launch of Citysnap in New York City at the end of June."

Year 2021-2022 Quarterly Results - Unaudited
(in millions, except per share data)
	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$458	$480	$499	$507	$516	$536
Net income	74	61	64	93	89	83
Net income per share - diluted(1)	0.19	0.16	0.16	0.24	0.23	0.21
Weighted average outstanding shares - diluted(1)	394	394	394	395	394	394

EBITDA	136	133	123	173	158	140
Adjusted EBITDA	160	150	144	193	178	159
Non-GAAP net income	108	103	99	138	123	112
Non-GAAP net income per share - diluted(1)	0.27	0.26	0.25	0.35	0.31	0.28
__________________________
(1) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

As of June 30, 2022, the Company had approximately $4.0 billion in cash, cash equivalents and restricted cash and outstanding debt of approximately $1.0 billion.

2022 Outlook
The Company is raising its revenue guidance to a range of $2.165 billion to $2.180 billion for the full year of 2022, an increase of $13 million at the midpoint of the range compared to the prior outlook. The Company expects revenue for the third quarter of 2022 in the range of $552 million to $557 million, representing revenue growth of approximately 11% over the third quarter of 2021 at the midpoint of the range.

The Company is raising its adjusted EBITDA guidance to a range of $610 million to $630 million for the full year of 2022, an increase of $20 million at the midpoint of the range compared to the prior outlook. For the third quarter of 2022, the Company expects adjusted EBITDA in a range of $130 million to $140 million.

The Company expects full year 2022 non-GAAP net income per diluted share in a range of $1.09 to $1.13 based on 395 million shares, an increase of $0.11 per diluted share compared to the prior outlook. For the third quarter of 2022, the Company expects non-GAAP net income per diluted share in a range of $0.23 to $0.25 based on 395 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the third quarter of 2022.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 26, 2022, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies and the real estate industry, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2022, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts and changes to existing subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the second quarter 2022 results and the Company’s outlook at 5:00 PM EST on Tuesday, July 26, 2022. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$536,308	$480,333	$1,052,133	$938,030
Cost of revenues	100,971	89,566	196,450	178,314
Gross profit	435,337	390,767	855,683	759,716

Operating expenses:
Selling and marketing (excluding customer base amortization)	181,344	164,612	325,341	303,299
Software development	51,587	48,573	105,608	95,357
General and administrative	77,345	58,226	155,306	122,076
Customer base amortization	14,878	18,345	30,970	36,764
	325,154	289,756	617,225	557,496

Income from operations	110,183	101,011	238,458	202,220
Interest expense, net	(3,399)	(7,877)	(11,117)	(15,755)
Other income, net	1,343	847	2,207	797
Income before income taxes	108,127	93,981	229,548	187,262
Income tax expense	24,654	32,833	56,757	51,902
Net income	$83,473	$61,148	$172,791	$135,360

Net income per share - basic	$0.21	$0.16	$0.44	$0.35
Net income per share - diluted	$0.21	$0.16	$0.44	$0.34

Weighted-average outstanding shares - basic	393,342	392,306	393,119	391,942
Weighted-average outstanding shares - diluted	394,478	394,098	394,356	393,906
__________________________

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$83,473	$61,148	$172,791	$135,360
Income tax expense	24,654	32,833	56,757	51,902
Income before income taxes	108,127	93,981	229,548	187,262
Amortization of acquired intangible assets	22,815	25,293	46,005	51,120
Stock-based compensation expense	18,112	15,144	35,959	30,689
Acquisition and integration related costs	504	2,001	2,143	10,463
Other expense	2,063	786	4,099	1,857
Non-GAAP income before income taxes	151,621	137,205	317,754	281,391
Assumed rate for income tax expense(1)	26%	25%	26%	25%
Assumed provision for income tax expense	(39,421)	(34,301)	(82,616)	(70,348)
Non-GAAP net income	$112,200	$102,904	$235,138	$211,043

Net income per share - diluted	$0.21	$0.16	$0.44	$0.34
Non-GAAP net income per share - diluted	$0.28	$0.26	$0.60	$0.54

Weighted average outstanding shares - basic	393,342	392,306	393,119	391,942
Weighted average outstanding shares - diluted	394,478	394,098	394,356	393,906
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$83,473	$61,148	$172,791	$135,360
Amortization of acquired intangible assets in cost of revenues	7,937	6,948	15,035	14,356
Amortization of acquired intangible assets in operating expenses	14,878	18,345	30,970	36,764
Depreciation and other amortization	7,010	7,028	13,975	15,528
Interest expense, net	3,399	7,877	11,117	15,755
Other income, net	(1,343)	(847)	(2,207)	(797)
Income tax expense	24,654	32,833	56,757	51,902
EBITDA	$140,008	$133,332	$298,438	$268,868
Stock-based compensation expense	18,112	15,144	35,959	30,689
Acquisition and integration related costs	504	2,001	2,143	10,463
Adjusted EBITDA	$158,624	$150,477	$336,540	$310,020

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,964,116	$3,827,126
Accounts receivable	161,811	138,191
Less: Allowance for credit losses	(9,638)	(13,374)
Accounts receivable, net	152,173	124,817
Income tax receivable	9,278	—
Prepaid expenses and other current assets	55,194	36,182
Total current assets	4,180,761	3,988,125

Deferred income taxes, net	5,034	5,034
Property and equipment, net	298,361	271,431
Lease right-of-use assets	98,495	100,680
Goodwill	2,314,176	2,321,015
Intangible assets, net	385,245	435,662
Deferred commission costs, net	119,778	101,879
Deposits and other assets	16,893	21,762
Income tax receivable	2,005	11,283
Total assets	$7,420,748	$7,256,871
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,132	$22,244
Accrued wages and commissions	84,545	81,794
Accrued expenses	91,168	81,676
Income taxes payable	1,841	31,236
Lease liabilities	35,426	26,268
Deferred revenue	104,838	95,471
Total current liabilities	349,950	338,689

Long-term debt, net	988,572	987,944
Deferred income taxes, net	87,657	98,656
Income taxes payable	14,112	12,496
Lease and other long-term liabilities	96,104	107,414
Total liabilities	$1,536,395	$1,545,199

Total stockholders’ equity	5,884,353	5,711,672
Total liabilities and stockholders' equity	$7,420,748	$7,256,871

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net income	$172,791	$135,360
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64,127	68,516
Amortization of deferred commissions costs	35,996	30,847
Amortization of Senior Notes discount and issuance costs	1,178	1,159
Non-cash lease expense	15,080	13,136
Stock-based compensation expense	35,959	30,689
Deferred income taxes, net	(14,946)	9,929
Credit loss expense	6,890	6,086
Other operating activities, net	(1,149)	(24)

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(33,318)	(8,526)
Prepaid expenses and other current assets	3,152	(14,567)
Deferred commissions	(54,155)	(31,922)
Accounts payable and other liabilities	14,098	(32,474)
Lease liabilities	(15,932)	(15,674)
Income taxes payable	(27,770)	9,415
Deferred revenue	8,520	16,148
Other assets	1,578	2,191
Net cash provided by operating activities	212,099	220,289

Investing activities:
Proceeds from sale of property and equipment and other assets	5,034	201
Purchase of Richmond assets and other intangibles	(25,664)	(123,623)
Purchases of property and equipment and other assets	(30,746)	(13,093)
Cash paid for acquisitions, net of cash acquired	(6,331)	(148,275)
Net cash used in investing activities	(57,707)	(284,790)

Financing activities:
Repayments of long-term debt assumed in acquisition	(2,155)	—
Repurchase of restricted stock to satisfy tax withholding obligations	(19,755)	(28,405)
Proceeds from exercise of stock options and employee stock purchase plan	7,340	12,324
Other financing activities	—	(57)
Net cash used in financing activities	(14,570)	(16,138)

Effect of foreign currency exchange rates on cash and cash equivalents	(2,832)	(364)
Net increase (decrease) in cash, cash equivalents and restricted cash	136,990	(81,003)
Cash, cash equivalents and restricted cash at the beginning of period	3,827,126	3,755,912
Cash, cash equivalents and restricted cash at the end of period	$3,964,116	$3,674,909

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended June 30,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$197,380	$9,186	$206,566	$167,845	$9,134	$176,979
Information Services	30,511	7,991	38,502	28,096	7,061	35,157
Multifamily	182,359	—	182,359	171,357	—	171,357
LoopNet(1)	54,603	1,694	56,297	50,731	364	51,095
Residential(1)	20,154	—	20,154	18,087	—	18,087
Other Marketplaces(1)	32,430	—	32,430	27,658	—	27,658
Total revenues	$517,437	$18,871	$536,308	$463,774	$16,559	$480,333
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces. Prior period amounts have been adjusted to reflect this presentation.

	Six Months Ended June 30,
	2022			2021
	North America	International	Total	North America	International	Total
CoStar	$386,484	$18,731	$405,215	$331,399	$17,764	$349,163
Information Services	60,782	14,935	75,717	55,782	14,071	69,853
Multifamily	357,836	—	357,836	337,504	—	337,504
LoopNet(1)	107,291	3,453	110,744	99,667	658	100,325
Residential(1)	38,214	—	38,214	29,192	—	29,192
Other Marketplaces(1)	64,407	—	64,407	51,993	—	51,993
Total revenues	$1,015,014	$37,119	$1,052,133	$905,537	$32,493	$938,030
__________________________
(1) As of September 30, 2021, Commercial Property and Land revenue has been further disaggregated into LoopNet, Residential and Other Marketplaces. Prior period amounts have been adjusted to reflect this presentation.

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
EBITDA
North America	$138,527	$130,176	$294,489	$266,034
International	1,481	3,156	3,949	2,834
Total EBITDA	$140,008	$133,332	$298,438	$268,868

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7
Income before income taxes	93.3	93.9	83.3	133.4	121.4	108.1
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5
Other expense	1.1	0.8	0.9	4.1	2.0	2.1
Non-GAAP income before income taxes(1)	144.2	137.1	131.8	183.6	166.1	151.6
Assumed rate for income tax expense (2)	25%	25%	25%	25%	26%	26%
Assumed provision for income tax expense	(36.0)	(34.3)	(33.0)	(45.9)	(43.2)	(39.4)
Non-GAAP net income(1)	$108.2	$102.8	$98.8	$137.7	$122.9	$112.2

Non-GAAP net income per share - diluted(3)	$0.27	$0.26	$0.25	$0.35	$0.31	$0.28

Weighted average outstanding shares - basic(3)	391.6	392.3	392.4	392.5	392.9	393.3
Weighted average outstanding shares - diluted(3)	393.7	394.1	394.3	394.5	394.2	394.5
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.
(3) Certain prior period amounts have been retroactively adjusted to reflect the ten-for-one stock split effected in the form of a stock dividend in June 2021.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2021				2022
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$74.2	$61.1	$64.3	$92.9	$89.3	$83.5
Amortization of acquired intangible assets	25.8	25.3	26.3	26.2	23.2	22.8
Depreciation and other amortization	8.5	7.0	6.6	6.9	7.0	7.0
Interest expense, net	7.9	7.9	7.9	7.9	7.7	3.4
Other (income) expense, net	0.1	(0.8)	(1.5)	(0.9)	(0.9)	(1.3)
Income tax expense	19.1	32.8	19.0	40.5	32.1	24.7
EBITDA(1)	$135.6	$133.3	$122.6	$173.4	$158.4	$140.0
Stock-based compensation expense	15.5	15.1	16.3	16.7	17.8	18.1
Acquisition and integration related costs	8.5	2.0	5.0	3.2	1.6	0.5
Adjusted EBITDA(1)	$159.6	$150.4	$143.9	$193.4	$177.9	$158.6
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(1) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2022		December 31, 2022
	Low	High	Low	High

Net income	$63,000	$71,000	$310,000	$325,000
Income tax expense	22,000	24,000	104,000	109,000
Income before income taxes	85,000	95,000	414,000	434,000
Amortization of acquired intangible assets	21,000	21,000	88,000	88,000
Stock-based compensation expense	19,000	19,000	74,000	74,000
Acquisition and integration related costs	—	—	2,000	2,000
Other expense	—	—	4,000	4,000
Non-GAAP income before income taxes	125,000	135,000	582,000	602,000
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(32,500)	(35,100)	(151,300)	(156,500)
Non-GAAP net income	$92,500	$99,900	$430,700	$445,500

Net income per share - diluted	$0.16	$0.18	$0.79	$0.82
Non-GAAP net income per share - diluted	$0.23	$0.25	$1.09	$1.13

Weighted average outstanding shares - diluted	394,800	394,800	394,700	394,700
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending September 30, 2022		December 31, 2022
	Low	High	Low	High
Net income	$63,000	$71,000	$310,000	$325,000
Amortization of acquired intangible assets	21,000	21,000	88,000	88,000
Depreciation and other amortization	10,000	10,000	34,000	34,000
Interest expense, net	(5,000)	(5,000)	1,000	1,000
Other income, net	—	—	(3,000)	(3,000)
Income tax expense	22,000	24,000	104,000	109,000
Stock-based compensation expense	19,000	19,000	74,000	74,000
Acquisition and integration related costs	—	—	2,000	2,000
Adjusted EBITDA	$130,000	$140,000	$610,000	$630,000

Investor Relations:
Cyndi Eakin
Senior Vice President
CoStar Group Investor Relations
(202) 346-6784
ceakin@costar.com

News Media:
Matthew Blocher
Vice President
CoStar Group Corporate Marketing & Communications
(202) 346-6775
mblocher@costar.com

About CoStar Group, Inc.
CoStar Group, Inc. (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information and analytics. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality industry. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Homesnap is an industry-leading online and mobile software platform that provides user-friendly applications to optimize residential real estate agent workflow and reinforce the agent-client relationship. Homes.com offers real estate professionals advertising and marketing services for residential properties. Realla is the UK’s most comprehensive commercial property digital marketplace. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. CoStar Group’s websites attract tens of millions of unique monthly visitors. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada and Asia. From time to time we plan to utilize our corporate website, www.costargroup.com, as a channel of distribution for material company information.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide, CoStar, Apartments or LoopNet net new bookings and that Multifamily market conditions remain favorable; the risk that revenues for the third quarter and full year 2022 will not be as stated in this press release; the risk that net income for the third quarter and full year 2022 will not be as stated in this press release; the risk that EBITDA for the third quarter and full year 2022 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2022 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2022 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; and potential declines in our revenues, revenue growth rates and profitability due to the impact of the COVID-19 pandemic on the commercial real estate industry and economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission, including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.